AMENDMENT AGREEMENT

     This Amendment Agreement ("Agreement") is entered into as of the 4th day of March, 2003, by and among UNITIL CORPORATION, a New Hampshire corporation with a principal place of business at 6 Liberty Lane West, Hampton, New Hampshire, 03842 (the "Borrower") (the Borrower and all other persons primarily or secondarily liable hereunder or in respect hereto are sometimes referred to herein as the "Obligor") and FLEET NATIONAL BANK, a national bank organized under the laws of the United States with an office at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

                               W I T N E S S E T H

     WHEREAS, the Bank and the Borrower entered into a certain Letter Agreement dated as of September 13, 2000, as amended, modified and supplemented (the "Letter Agreement"), establishing a line of credit in favor of the Borrower in the original principal amount of up to Sixteen Million Dollars ($16,000,000) (the "Line") and have executed and/or delivered certain documents and instruments in connection therewith (all of the foregoing, including, without limitation, the Letter Agreement, as the same have been and may hereafter be amended, renewed and/or modified are hereinafter referred to collectively as the "Loan Documents");

     WHEREAS, the Borrower and the Bank have agreed to amend the Letter Agreement and Loan Documents to, among other things, (i) conditionally increase the maximum principal amount available under the Line to Twenty One Million Dollars ($21,000,000); and (ii) amend the Loan Documents in certain other respects.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate and agree as follows:

     1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank as follows:

     (a) The representations, warranties and covenants of the Borrower made in the Loan Documents remain true and accurate and are hereby reaffirmed as of the date hereof.

     (b) The Borrower has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents and no event of default exists thereunder.

     (c) The Borrower is a corporation duly organized, qualified and existing in good standing under the laws of the state of its formation and in all other jurisdictions in which the character of the property owned or the nature of the existing business conducted by the Borrower require its qualification as a foreign corporation.

     (d) The execution, delivery and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of the Borrower and are not in contravention of law, of the Borrower's Articles of Incorporation, Bylaws or the terms of any other documents, agreements or undertaking to which the Borrower is a party or by which the Borrower is bound. No approval of any person, corporation, governmental body or other entity


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not provided herewith is a prerequisite to the execution, delivery and performance by the Borrower of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents, or upon execution by the Bank to ensure the validity or enforceability thereof.

     (e) When executed on behalf of the Borrower, the Amendment Documents will constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their terms.

     2. Amendments to Letter Agreement. The Letter Agreement shall be amended as follows:

     (a) The first sentence of the first paragraph on page one of the Letter Agreement is hereby amended by deleting the phrase "Sixteen Million Dollars ($16,000,000)" and replacing it with "Twenty One Million Dollars ($21,000,000)".

     (b) The second sentence of the first paragraph on page one of the Letter Agreement is hereby amended by deleting the date "June 30, 2001" and replacing it with "June 30, 2004".

     (c) The second sentence of the third paragraph on page one of the Letter Agreement is hereby amended by deleting the phrase "of even or near date" and replacing it with "dated September 18, 2000, as the same may be amended".

     (d) The third paragraph on page one of the Letter Agreement is hereby amended by adding the following at the end thereof:

          "The Loan Documents together are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and Loan Document. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in the Loan Documents."

     (e) The first sentence of the second full paragraph appearing on page two of the Letter Agreement is hereby amended by inserting the following at the end of said sentence before the period: "or any such individual as such officer shall designate in writing who is authorized to borrow money from the Bank".

     (f) The last sentence of the second full paragraph appearing on page two of the Letter Agreement is hereby amended by deleting the phrase "minimum increments" and replacing said phrase with "the minimum amount".

     (g) The second sentence of the second full paragraph appearing on page three of the Letter Agreement is hereby amended by deleting the amount "$16,000,000" and replacing it with "$21,000,000".

     3. Amendment to Line of Credit Promissory Note. The Line of Credit Promissory Note in the original principal amount of Sixteen Million Dollars ($16,000,000) dated as of


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September 18, 2000, as amended, made payable by the Borrower to the Bank (the
"Line of Credit Note") is hereby amended as follows:

     (a) The amount "$16,000,000" appearing in the upper left hand corner on page 1 of the Line of Credit Note is deleted and replaced with "$21,000,000".

     (b) The amount "Sixteen Million Dollars ($16,000,000)" appearing on page 1 in the first paragraph of the Line of Credit Note is hereby deleted and replaced with "Twenty One Million ($21,000,000)".

     (c) The fourth paragraph appearing on page 1 of the Line of Credit Note is hereby amended by deleting the amount "Sixteen Million Dollars ($16,000,000)" appearing in the first sentence thereof and replacing it with "Twenty One Million Dollars ($21,000,000)"

     (d) All terms and conditions of the Line of Credit Note, except as amended hereby, are hereby ratified and confirmed.

     4. 4. Conditions Subsequent. The parties hereto acknowledge and agree that the Bank's agreement to increase the maximum principal amount available under the Line from Sixteen Million Dollars ($16,000,000) to Twenty One Million Dollars ($21,000,000) and to extend the Annual Review Date (as defined in the Letter Agreement) to June 30, 2004 is expressly conditioned upon the Bank, the Borrower and the Borrower's other lending institutions (being Sovereign Bank and Citizens Bank New Hampshire) entering into an Intercreditor Agreement acceptable to the Bank in its sole discretion (the "Intercreditor Agreement") within ninety
(90) days of the date hereof. If the parties are unable to agree upon and fully execute the Intercreditor Agreement within said ninety (90) day period, the Annual Review Date shall automatically revert back to June 30, 2003, and the Borrower shall make such principal reduction payments on the Line as are necessary to reduce the outstanding principal balance thereof to be no more than $16,000,000 and then the maximum principal amount available under the Line shall automatically reduce to $16,000,000.

     5. Conditions Precedent. The obligations of the Bank hereunder are subject to the following conditions precedent:

     (a) The Borrower shall deliver to the Bank this Agreement and the Amendment Documents.

     (b) The Bank shall have received certified copies of instruments evidencing all corporate action taken by the Borrower to authorize this Agreement, the borrowing hereunder, and the execution and delivery of the Amendment Documents and shall have executed and delivered all of those documents and other matters set forth in the Closing Agenda attached hereto as Exhibit A.

     (c) The Borrower pay the Bank a fee in the amount of $500.


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

     6. Loan Documents. The Borrower shall deliver this Agreement and the other Amendment Documents to the Bank and these documents shall be included in the term "the Loan Documents" in the Letter Agreement.

     7. Future References. All references to the Loan Documents shall hereinafter refer to such documents as amended.

     8. Continuing Effect. The provisions of the Loan Document, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

9. General.

     (a) The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

     (b) The Borrower shall pay all costs and expenses, including, but not limited to, attorneys' fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower and all such funds advanced shall bear interest at the highest rate provided in the Loan Documents.

     (c) This Agreement and Amendment Documents may be executed in several counterparts by the Borrower, the Bank and any obligor or guarantor of the Letter Agreement, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement

     IN WITNESS WHEREOF, the parties have executed this agreement by their duly authorized parties as of the date set forth above.

                                   FLEET NATIONAL BANK
/s/                                By:   /s/ Daniel M. Gillespie
--------------------------------   ---------------------------------------
Witness                                      Daniel M. Gillespie, Its Duly
                                             Authorized Assistant Vice President

                                   UNITIL CORPORATION
/s/                                By:   /s/ Michael J. Dalton
--------------------------------   ---------------------------------------
Witness                                      Michael J. Dalton, Its Duly
                                             Authorized President

                                   UNITIL CORPORATION
/s/                                By:   /s/ Mark H. Collin
--------------------------------   ---------------------------------------
Witness                                      Mark H. Collin, Its Duly
                                             Authorized Treasurer


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

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 5th day of March, 2003, by Daniel M. Gillespie, duly authorized Assistant Vice President of FLEET NATIONAL BANK, a national bank organized under the laws of the United States, on behalf of the same.

                                             /s/ Diane A. Brodeur
                                             -----------------------------------
                                             Justice of the Peace/Notary Public
                                             My Commission Expires:
                                             Notary Seal            ------------

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

         The foregoing instrument was acknowledged before me this 4th day of March, 2003, by Michael J. Dalton, duly authorized President of UNITIL CORPORATION, a New Hampshire corporation, on behalf of the same.

                                             /s/ Sandra L. Whitney
                                             -----------------------------------
                                             Justice of the Peace/Notary Public
                                             My Commission Expires:
                                             Notary Seal            ------------


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

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

         The foregoing instrument was acknowledged before me this 4th day of March, 2003, by Mark H. Collin, duly authorized Treasurer of UNITIL CORPORATION, a New Hampshire corporation, on behalf of the same.

                                             /s/ Sandra L. Whitney
                                             Justice of the Peace/Notary Public
                                             My Commission Expires:
                                             Notary Seal            -----------


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